UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

CLARENDON HOUSE,

2 CHURCH STREET

P.O. BOX HM 1022

HAMILTON HM DX, BERMUDA

(Address of principal executive offices)

(441) 295-5950

(Registrant’s telephone number, including area code)

Item 4.  Changes in Registrant’s Certifying Accountants

(b)           New independent accountants

On April 20, 2004, the Company’s Audit Committee engaged Burr, Pilger & Mayer LLP to audit its financial statements as of and for the year ending June 30, 2004.  Prior to their engagement, they were not consulted on any Company accounting or auditing matter, and there were no written reports or oral advice regarding any accounting or auditing matter provided by them to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Registrant)

Date: April 22, 2004	By:	/s/ CAL R. HOAGLAND
Cal R. Hoagland
Senior Vice President and Chief Financial Officer